EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. (S) 1350

(ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with Amendment No. 1 to the Annual Report of Dynegy Inc. (the “Company”) on Form 10-K/A for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nick J. Caruso, Executive Vice President and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: July 20, 2004	By:	/s/ Nick J. Caruso
Nick J. Caruso Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Dynegy Inc. and will be retained by Dynegy Inc. and furnished to the Securities and Exchange Commission or its staff upon request.